Exhibit 99.1

Ondas Strengthens OAS Board with McKinsey Senior Partner David Chinn to Support Global Defense Expansion

Appointment strengthens OAS leadership as company expands global defense and national security platform

WEST PALM BEACH, FL / March 5, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced the appointment of David Chinn to the OAS Board of Directors. Mr. Chinn brings more than two decades of experience advising governments, defense organizations, and leading technology companies on strategy, transformation, and large-scale capability development. As a Senior Partner at McKinsey & Company, Mr. Chinn has led global initiatives across the public sector, defense, and advanced technology practices, advising ministries of defense, national security agencies, and leading mission-critical technology providers on multi-billion-dollar modernization programs.

“David’s experience at the intersection of defense, government, and advanced technology makes him a valuable addition to the OAS board,” said Eric Brock, Chairman and CEO of Ondas. “As Ondas Autonomous Systems continues to scale globally and expand its role as a provider of mission-ready autonomous systems, David’s strategic insight and deep understanding of government and defense customers will help guide our long-term growth and execution.”

“OAS is operating at the convergence of autonomy, defense, and national security, where strategic clarity and execution discipline are critical,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “David’s experience advising defense ministries, government leaders, and advanced technology organizations on large-scale transformation directly aligns with where we are headed. As we expand our autonomous systems portfolio and deploy mission-ready solutions globally, his perspective will be instrumental in shaping our roadmap and supporting sustainable growth. “OAS sits at the convergence of autonomy, defense, and national security, where clarity of strategy and operational discipline are essential,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “David’s experience guiding defense ministries and advanced technology organizations through large-scale transformation aligns directly with our growth trajectory.”

At McKinsey, Mr. Chinn has advised senior government and military leaders on defense modernization, force transformation, operational resilience, and the adoption of emerging technologies, including autonomy, AI-enabled systems, and complex system-of-systems architectures. His work has spanned North America, Europe, the Middle East, and Asia-Pacific, supporting large-scale national programs and multi-year capability roadmaps. Mr. Chinn will retire from McKinsey later this year.

“Ondas Autonomous Systems is building a differentiated portfolio of autonomous platforms designed for real-world defense and security operations,” said David Chinn. “I’m excited to join the OAS Board of Directors at a time when demand for scalable, autonomous, and integrated systems is accelerating, and I look forward to supporting the team as they execute on their global strategy.”

Mr. Chinn’s appointment further strengthens OAS as the Company advances its strategy to deliver layered, autonomous solutions across airspace security, counter-UAS, ISR, and robotic systems. Ondas continues to build a system-of-systems approach that integrates multiple sensors, effectors, and autonomous platforms to address evolving defense, homeland security, and critical infrastructure requirements worldwide. Mr. Chinn’s appointment reflects Ondas’ continued evolution into a globally positioned defense technology platform, as OAS advances layered autonomous solutions across airspace security, counter-UAS, ISR, robotic systems, and integrated system-of-systems architectures. As demand for mission-ready and interoperable platforms increases across allied markets, Ondas continues to strengthen its leadership and governance to support long-term growth and operational scale.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for military and special operations forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

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